UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2011

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01                Other Events.

The Empire District Electric Company filed for new rates with the Missouri Public Service Commission (Commission) on September 28, 2010 to recover costs primarily associated with the Iatan 2 facility. A stipulated agreement was filed on Friday, May 27, 2011 reflecting an overall annual increase in rates of $18.7 million, or approximately 4.7%. Regulatory amortization of $14.5 million annually will cease under the new rates. As part of this agreement, the fuel adjustment mechanism will continue. Depreciation rates will continue at current levels and regulatory asset / regulatory liability treatment (commonly referred to as trackers) will continue for pension, OPEB and vegetation management. A new tracker will be established for O&M expenses associated with our Iatan and Plum Point facilities.

The agreement is currently pending before the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

	By	/s/	Gregory A. Knapp
		Name:	Gregory A. Knapp
		Title:	Vice President — Finance and Chief Financial Officer

Dated: May 31, 2011